EXHIBIT 4-1

                NOTE AND WARRANT PURCHASE AGREEMENT

                        DATED MAY 22, 1995

                      BY AND AMONG ACC CORP.,

                  FLEET VENTURE RESOURCES, INC.,

                  FLEET EQUITY PARTNERS VI, L.P.,

                                AND

                    CHISHOLM PARTNERS II, L.P.

                         TABLE OF CONTENTS

                                                             Page

1.   Authorization and Closing..................................1
     1A.  Authorization of the Notes and the Warrants...........1
     1B.  Purchase and Sale of the Notes and the Warrants.......1
     1C.  The Closing...........................................2

2.   Conditions of Each Purchaser's Obligation at the Closing...2
     2A.  Representations and Warranties; Covenants.............2
     2B.  Amendment of Certificate of Incorporation.............2
     2C.  Certificate of Designation............................3
     2D.  Registration Agreement................................3
     2E.  Participation Agreement...............................3
     2F.  Securities Law Compliance.............................3
     2G.  Opinion of the Company's Counsel......................3
     2H.  Closing Documents.....................................3
     2I.  Proceedings...........................................4
     2J.  Waiver................................................4
     2K.  Expenses..............................................4
     2L.  Compliance with Applicable Laws.......................5

3.   Covenants..................................................5
     3A.  Financial Statements and Other Information............5
     3B.  Inspection Rights.....................................9
     3C.  Attendance at Board Meetings..........................9
     3D.  Designation of Director..............................10
     3E.  Amendment to Certificate ............................11
     3F.  Restrictive Covenants................................11
     3G.  Affirmative Covenants................................13
     3H.  Use of Proceeds......................................14
     3I.  Current Public Information...........................14
     3J.  First Offer Rights...................................15
     3K.  SBIC Regulatory Provisions...........................16
     3L.  Regulatory Compliance Cooperation....................17
     3M.  Springing Warrants...................................18
     3N.  Consultant's Report..................................18

4.   Transfer of Restricted Securities.........................19
     4A.  General Provisions...................................19
     4B.  Opinion Delivery.....................................19
     4C.  Rule 144A............................................19
     4D.  Legend Removal.......................................19
     4E.  Foreign Ownership Restrictions.......................20

5.   Representations and Warranties of the Company.............20
     5A.  Organization, Corporate Power and Licenses...........20
     5B.  Capital Stock and Related Matters....................20
     5C.  Material Subsidiaries; Investments...................21
     5D.  Authorization; No Breach.............................22
     5E.  Financial Statements.................................23
     5F.  Absence of Undisclosed Liabilities...................23
     5G.  No Material Adverse Change...........................24
     5H.  Absence of Certain Developments......................24
     5I.  Assets...............................................25
     5J.  Tax Matters..........................................26
     5K.  Contracts and Commitments............................28
     5L.  Intellectual Property Rights.........................30
     5M.  Litigation, etc......................................31
     5N.  Brokerage............................................32
     5O.  Governmental Consent, etc............................32
     5P.  Insurance............................................33
     5Q.  Employees............................................33
     5R.  ERISA................................................33
     5S.  Compliance with Laws.................................35
     5T.  Small Business Matters...............................36
     5U.  Affiliated Transactions..............................36
     5V.  Investment Company...................................37
     5W.  Margin Securities....................................37
     5X.  Disclosure...........................................37
     5Y.  Reports with the Securities and Exchange Commission..37
     5Z.  Knowledge............................................38

Section 6.  Representations and Warranties of the Purchasers...38
     6A.  Organization, Power and Licenses.....................38
     6B.  Authorization; No Breach.............................38

7.  Definitions................................................39
     7A.  Definitions..........................................39

8.  Miscellaneous..............................................44
     8A.  Expenses.............................................44
     8B.  Remedies.............................................44
     8C.  Purchaser's Investment Representations...............44
     8D.  Consent to Amendments................................45
     8E.  Survival of Representations and Warranties...........46
     8F.  Successors and Assigns...............................46
     8G.  Capital and Surplus; Special Reserves................46
     8H.  Severability.........................................46
     8I.  Counterparts.........................................47
     8J.  Descriptive Headings; Interpretation.................47
     8K.  Governing Law........................................47
     8L.  Notices..............................................47
     8M.  Consideration for Warrants...........................48
     8N.  Understanding Among the Purchasers...................48
     8O.  No Strict Construction...............................48
     8P.  Indemnification......................................49
     8Q.  Payment Set Aside....................................49
     8R.  Subordination........................................50


SCHEDULES AND EXHIBITS

Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules

                                 ACC CORP.

                NOTE AND WARRANT PURCHASE AGREEMENT


          THIS AGREEMENT is made as of May 22, 1995, by and among ACC Corp., a Delaware corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in
Section 7 hereof.

          The parties hereto agree as follows:

     Section 1      AUTHORIZATION AND CLOSING.

     A. AUTHORIZATION OF THE NOTES AND THE WARRANTS. The Company shall authorize the issuance and sale to the Purchasers of (i) its 12% Subordinated Convertible Notes in an aggregate principal amount of $10,000,000 and containing the terms and conditions and in the form set forth in EXHIBIT A attached hereto (the "Notes"), (ii) its Stock Purchase Warrants to acquire an aggregate of 100,000 shares of the Company's Common Stock, par value $.015 per share (the "Common Stock"), containing the terms and conditions and in the form set forth in EXHIBIT B attached hereto (the "Closing Warrants"), and (iii) the Warrants referred to in paragraph 3M hereof (the "Springing Stock Purchase Warrants" and, together with the Closing Warrants, the "Warrants"). The Notes are convertible into shares Common Stock at the Conversion Price (as defined in the Notes), and are also automatically convertible into shares of the Company's Series A Preferred Stock, par value $1.00 per share (the "Series A Preferred"), upon authorization of such class by the Company's stockholders.

     B. PURCHASE AND SALE OF THE NOTES AND THE WARRANTS. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company
(i) a Note in the aggregate principal amount set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto at a price equal to the price set forth opposite such Purchaser's name on the Schedule of Purchasers and (ii) a Closing Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on the Schedule of Purchasers at a price equal to the price set forth opposite such Purchaser's name on the Schedule of Purchasers. In addition, at the Closing, each Purchaser shall pay the Company the amount set forth opposite such Purchaser's name on the Schedule of Purchasers in consideration for the issuance of the Springing Warrants. The sale of the Notes and the Warrants to each Purchaser shall constitute a separate sale hereunder.

     C. THE CLOSING. The closing of the separate purchases and sales of the Notes and the Warrants (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, at 10:00 a.m. on May 22, 1995, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser instruments evidencing the Note and the Warrants to be purchased by such Purchaser, payable to the order of such Purchaser or its nominee or registered in such Purchaser's or its nominee's name, respectively, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Marine Midland Bank, N.A., in the aggregate amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

     Section 2. CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of each Purchaser to purchase and pay for the Notes and the Warrants at the Closing is subject to the satisfaction as of the Closing of the following conditions:

     A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder at or prior to the Closing.

     B. AMENDMENT OF CERTIFICATE OF INCORPORATION. The amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") set forth in EXHIBIT C attached hereto (the "Amendment") shall have been authorized by the Company's board of directors for submission to the Company's stockholders at the Company's next annual meeting of stockholders.

     C.   CERTIFICATE   OF   DESIGNATION.   A  certificate  of  designation
containing the terms set forth in EXHIBIT D attached hereto (the "Certificate of Designation") shall have been approved by the Company's board of directors to be effective upon the filing of the Amendment with the Delaware Secretary of State.

     D. REGISTRATION AGREEMENT. The Company and the Purchasers shall have entered into a registration agreement in form and substance as set forth in EXHIBIT E attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

     E. PARTICIPATION AGREEMENT. The Purchasers and Richard T. Aab shall have entered into a participation agreement in form and substance set forth in EXHIBIT F attached hereto (the "Participation Agreement"), and the Participation Agreement shall be in full force and effect as of the Closing.

     F. SECURITIES LAW COMPLIANCE. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Notes and the Warrants pursuant to this Agreement in compliance with such laws.

     G. OPINION OF THE COMPANY'S COUNSEL. Each Purchaser shall have received from Underberg & Kessler, counsel for the Company, an opinion with respect to the matters set forth in EXHIBIT G attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.

     H.  CLOSING DOCUMENTS.   The  Company  shall  have  delivered  to each
Purchaser all of the following documents:

          (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2F, inclusive, have been fully satisfied;

          (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the Amendment, the issuance and sale of the Notes, the issuance and sale of the Warrants, the reservation for issuance upon conversion of the Notes or (when authorized and issued) the Series A Preferred or the exercise of the Springing Warrants and the exercise of the Closing Warrants an aggregate of 725,000 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement;

          (iii)     certified  copies  of  the  Company's   Certificate  of
     Incorporation and bylaws, each as in effect at the Closing;

          (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

          (v) for the Purchasers which are SBICs, duly completed and executed SBA Forms 480, 652 and 1031 (Part A) together with a 5-year business plan showing the Company's financial projections and a written statement from the Company regarding its intended use of proceeds; and

          (vi) such  other   documents   relating   to   the   transactions
     contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

     I.   PROCEEDINGS.   All  corporate  and  other  proceedings  taken  or
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

     J. WAIVER. Any condition specified in this Section 2 may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

     K. EXPENSES. At the Closing, the Company shall have reimbursed the Purchasers for fees and expenses to the extent provided in paragraph 8A hereof.

     L. COMPLIANCE WITH APPLICABLE LAWS. The purchase of the Notes and the Warrants by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Notes and the Warrants by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

     Section 3.     COVENANTS.

     A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Purchaser (so long as such Purchaser holds at least 2.5% of the outstanding principal amount of the Notes or at least 2.5% of the outstanding shares of Series A Preferred) and to each holder of at least 10% of the outstanding principal amount of the Notes and each holder of at least 10% of the outstanding shares of Series A Preferred:

          (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries and of each of the U.S., Canadian and U.K. long distance operations and its U.S. local service operations for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer; in addition to the foregoing, such financial statements shall set forth total billable minutes, revenue per minute and network cost per minute for such period for the Company and each of its U.S., Canadian and U.K. long distance operations;

          (ii) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries and of each of the U.S., Canadian and U.K. long distance operations and the U.S. local service operations for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

          (iii) accompanying the financial statements referred to in subparagraph (i) an Officer's Certificate stating that there is no Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (iv) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination in connection with its customary annual audit nothing came to its attention that caused it to believe that there was an Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof;

          (v) within 120 days after the end of each fiscal year, a copy of the annual management letter from the Company's independent accounting firm to the board of directors;

          (vi) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (vii) at least 30 days but not more than 90 days prior to the first fiscal year end following the Closing, a budget prepared on a monthly basis for the Company and its Subsidiaries for the next succeeding fiscal year and on an annual basis for the second through the fifth succeeding fiscal years (displaying in each case anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such budget, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a written explanation of such deviation;

          (viii) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Default, Potential Event of Default, Event of Noncompliance or Potential Event of Noncompliance, any default under any other material agreement to which it or any of its Subsidiaries is a party, any condition or event which has resulted in or is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (ix) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders or to its Subsidiaries' stockholders and copies of all registration statements and all regular, special or periodic reports which it or its Subsidiaries file, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

          (x) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request (including separate financial statements for the U.S., Canadian and U.K. operations of the Company and its Subsidiaries).

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     B. INSPECTION RIGHTS. The Company shall permit any representatives designated by any Purchaser (so long as such Purchaser holds at least 2.5% of the outstanding principal amount of the Notes or at least 2.5% of the outstanding shares of Series A Preferred) or any holder of at least 10% of the outstanding principal amount of the Notes or at least 10% of the outstanding shares of Series A Preferred, upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers and key employees of the Company and its Subsidiaries. Upon the reasonable request of any such Purchaser or any such holder of Notes or shares of Series A Preferred, the Company shall permit its independent accountants to participate in discussions with such Persons regarding the Company and its Subsidiaries. Each holder of Notes, Series A Preferred or Underlying Common Stock which is a "venture capital operating company" for purpose of Department of Labor Regulation Section 2510.3-101 shall in addition to all other rights granted under this Agreement have the right, at reasonable times and upon reasonable notice, to consult with and advise the officers of the Company with respect to the management of the Company and its Subsidiaries.

     C. ATTENDANCE AT BOARD MEETINGS. The Company shall give each holder of at least $5,000,000 of the outstanding principal amount of the Notes and each holder of at least 5,000 shares of Series A Preferred written notice of each meeting of its or any of its non-wholly-owned Subsidiaries' board of directors, and each committee thereof at the same time notice of such meeting is given to directors and the Company shall permit a representative of each such Person to attend as an observer all meetings of its and its non-wholly-owned Subsidiaries' board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's or any such Subsidiaries' bylaws and applicable law, each such Person's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company or any of its non-wholly-owned Subsidiaries proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Person prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. In the event that the director designated by the holders of Notes or Series A Preferred pursuant to paragraph 3D hereof or the director elected by the holder of the Series A Preferred pursuant to the Certificate of Designation, as applicable, does not attend any board or committee meeting, the Company shall pay the reasonable out-of-pocket expenses of one representative of such holders (to be determined by the holders a majority of the outstanding principal amount of the Notes or a majority of the outstanding shares of the Series A Preferred, as applicable) incurred in connection with attending such board and committee meetings.

     D. DESIGNATION OF DIRECTOR. So long as more than 33% of the original principal amount of the Notes remains outstanding, the holders of the Notes shall have the right to select a representative to be elected to the Company's board of directors, and the Company shall nominate such representative for election to the board of directors and solicit proxies from the Company's stockholders in favor of the election of such representative. Such representative shall initially be Robert Van Degna. The Company shall use its best efforts to cause such representative to be elected to the board of directors (including voting all unrestricted proxies in favor of such representation) and shall not take any action which would diminish the prospects of such representatives being elected to the board of directors. The Company shall appoint such representative or, if applicable, the director elected by the holders of the Series A Preferred pursuant to the Certificate of Designation, to be a member of the Executive Committee, the Compensation Committee and the Independent Committee of the Company's board of directors and, upon the request of such representative, to any other board committee of the Company and shall vote its securities of any non-wholly owned Subsidiary to elect such representative to the board of directors (or any similar body) of any non-wholly owned Subsidiary and any board committee of any non-wholly owned Subsidiary. All out-of-pocket expenses of each board member incurred in connection with attending regular and special board meetings and any meeting of any board committee shall be paid by the Company. The board representative designated hereunder or elected by the holders of the Series A Preferred shall be entitled to fees and other compensation paid to board members who are not employees of the Company or its Subsidiaries.

     E. AMENDMENT TO CERTIFICATE OF INCORPORATION AND FILING OF CERTIFICATE OF DESIGNATION. The Company shall submit the Amendment to the Company's stockholders for approval at the Company's next annual meeting and shall solicit proxies from the Company's stockholders in favor of the approval of the Amendment. The Company shall use its best efforts to cause the Amendment to be approved by the Company's stockholders (including recommending approval and voting all unrestricted proxies in favor of the Amendment) and shall not take any action which would diminish the prospects of the Amendment being so approved. Upon such approval, the Company shall cause the Amendment and the Certificate of Designation to be filed with the Delaware Secretary of State.

     F. RESTRICTIVE COVENANTS. So long as any of the Notes or any shares of Series A Preferred remain outstanding, the Company shall not, without the prior written consent of the holders of a majority of the outstanding principal amount of the Notes or the holders of a majority of the outstanding shares of Series A Preferred:

          (i) directly or indirectly declare or pay any dividends or make any distributions upon any shares of its capital stock or other equity securities, except for (a) dividends on the Series A Preferred and (b) dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock, or permit any non-wholly-owned Subsidiary to directly or indirectly declare or pay any dividends or make any distributions upon any shares of its capital stock or other equity securities;

          (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including warrants, options and other rights to acquire such capital stock or other equity securities) other than the Series A Preferred or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

          (iii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the businesses of providing telecommunications services and plant and equipment related thereto;

          (iv) make any amendment to the Certificate of Incorporation or the Company's bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would (a) adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred under this Agreement, the Certificate of Incorporation or the Company's bylaws or (b) change or include anti-takeover provisions in the Certificate of Incorporation or the Company's bylaws;

          (v) become subject to, or permit any of its Subsidiaries to become subject to, (including by way of amendment to or modification
     of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary (except with respect to any indebtedness or credit facility which is senior in right of payment to the Notes and the Series A Preferred) or (b) the Company's right to perform the provisions of this Agreement, the Notes, the Amendment or the Registration Agreement (including provisions relating to the payment of principal and interest on the Notes and the redemption of, and payment of dividends with respect to, the Series A Preferred);

          (vi) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest (other than any such agreements, transactions, commitments or arrangements between the Company and any Subsidiary), except for compensation, options and benefit programs approved by the Compensation Committee of the Company's board of directors or other transactions approved by an independent committee of the Company's board of directors and except as otherwise expressly contemplated by this Agreement.

     G. AFFIRMATIVE COVENANTS. So long as any of the Notes or any shares of Series A Preferred remain outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of a majority of the outstanding principal amount of the Notes and the holders of a majority of the outstanding shares of Series A
Preferred:

          (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence (except that a wholly-owned Subsidiary may be merged or liquidated into the Company or another Subsidiary) and all material licenses, authorizations and permits necessary to the conduct of its businesses;

          (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements to its properties so that its businesses may be properly and advantageously conducted at all times in all material respects;

          (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

          (vi) continue in force the insurance coverages existing as of the date hereof, with such additional or supplemental insurance as is customary for corporations of similar size engaged in similar lines of business; and

          (vii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

     H. USE OF PROCEEDS. The Company shall not, nor shall it permit any Subsidiary to, use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation G or T promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

     I. CURRENT PUBLIC INFORMATION. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

     J.   FIRST OFFER RIGHTS.

     (i) Except for issuances of Common Stock (a) pursuant to options for Common Stock granted to the employees of the Company or any Subsidiary, (b) upon the conversion of the Notes or the Series A Preferred or upon the exercise of the Warrants, (c) in connection with the acquisition (however effected) of another company or business, (d) pursuant to a public offering registered under the Securities Act, (e) to the Company's lenders in connection with the provision or extension of senior debt financing to the Company or any Subsidiary or (f) for strategic investment by any entity which directly or through one or more subsidiaries is engaged in the business of providing telecommunication services or other utility services as a material portion of its business, if the Company proposes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders of Underlying Common Stock exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

     (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

     (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration at a price no less than 90% of the price at which such stock or securities were offered to such holders and on other terms and conditions no more favorable in any material respect to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this paragraph.

     K.   SBIC REGULATORY PROVISIONS.

     (i) Within 75 days after the Closing and at the end of each month thereafter until all of the proceeds from the Financing hereunder have been used by the Company and its Subsidiaries, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the purpose of verifying the use of such proceeds.

     (ii) Upon the occurrence of a Regulatory Violation or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Notes, Series A Preferred or Underlying Common Stock (whether under this Agreement, the Certificate of Incorporation or otherwise), each SBIC Holder shall have the right to the extent required under the SBIC Regulations to demand the immediate repurchase of all of the Notes, Series A Preferred and Underlying Common Stock owned by such SBIC Holder at a price equal to the aggregate unpaid principal amount of the Notes and all accrued and unpaid interest thereon and the amount paid for such stock hereunder, plus all accrued or declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such securities by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 30 days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the instruments and certificates evidencing the Notes, Series A Preferred and Underlying Common Stock to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

     (iii)     The   Company  shall  use  the  proceeds  of  the  Financing
hereunder to repay Indebtedness in the United States, to acquire capital assets in the United States, to provide working capital to its U.S. operations and for other purposes complying with the SBA Regulations.

     (iv) For purposes of this paragraph, "REGULATORY VIOLATION" means, with respect to any SBIC Holder providing Financing under this Agreement,
(a) a diversion of the proceeds of such Financing from the reported use thereof on the use of proceeds statement delivered by the Company on SBA Form 1031 delivered at the Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holders (which may be withheld in their sole discretion) or (b) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial Financing hereunder; and the term "FINANCING" shall have the meaning set forth in the SBIC Regulations.

     L. REGULATORY COMPLIANCE COOPERATION. In the event that any SBIC Holder determines that it has a Regulatory Problem (as defined below), the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to effectuate and facilitate any transfer by such SBIC Holder of any securities of the Company then held by such SBIC Holder to any Person designated by such SBIC Holder to alleviate such Regulatory Problem. For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or such SBIC Holder believes that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Series A Preferred or the Common Stock.

     M.   SPRINGING WARRANTS.

     (i) At the Closing, the Company shall issue to each Purchaser of Notes a Springing Warrant substantially in the form of EXHIBIT G hereto for the consideration set forth in paragraph 1B hereof. Each Springing Warrant shall provide that upon any Optional Prepayment of the Notes or Optional Redemption of the Series A Preferred, the holders of the Notes and the holders of the Series A Preferred shall have the right to acquire initially the same number of shares of Common Stock into which the portion of such holder's Note or such holder's shares of Series A Preferred, the case may be, being repaid (the "Repaid Amount") is convertible as of the payment date. The initial exercise price for each share of Common Stock under the Springing Warrant shall be equal to the Conversion Price under the Notes or the Series A Preferred as of the payment date, and the Springing Warrant shall be exercisable at any time thereafter and shall expire (unless previously exercised) on the seventh anniversary of the Closing, but in no event shall the Springing Warrants be exercisable after the sixth anniversary of the prepayment of all of the SBIC Holder's Notes.

     (ii) Terms used in this paragraph 3M and not otherwise defined herein have the meanings set forth in the Notes or the Amendment, as applicable.

     N. CONSULTANT'S REPORT. Within 30 days after the Closing, the Company shall retain Somerville & Company, Inc. and cause it to prepare and deliver an organizational study of the Company's senior management team; provided that the cost of such study is not reasonably projected to exceed the amount equal to (i) $400,000 LESS (ii) the amount of expenses payable by the Company pursuant to paragraph 8A(i) below.

     Section 4.     TRANSFER OF RESTRICTED SECURITIES.

     A. GENERAL PROVISIONS. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

     B. OPINION DELIVERY. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 8C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 8C.

     C. RULE 144A. Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

     D. LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 8C from the certificates for such Restricted Securities.

     E. FOREIGN OWNERSHIP RESTRICTIONS. Any holder of Restricted Securities shall not transfer any Restricted Securities if such transfer results in the violation by the Company of the provisions of 42 U.S.C.
Section 310(b)(4).

          Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchasers to enter into this Agreement and purchase the Notes and the Warrants hereunder, the Company hereby represents and warrants that:

     A. ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify would not have a material adverse effect on the Company. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Material Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     B.   CAPITAL STOCK AND RELATED MATTERS.

     (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 50,000,000 shares of Common Stock, of which 7,756,584 shares shall be issued and outstanding and 725,000 shares shall be reserved for issuance upon conversion of the Notes or the Series A Preferred or exercise of the Warrants. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Notes and the Warrants and except as set forth on the attached "Capitalization Schedule." The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except for the Notes and except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

     (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Notes or the Warrants hereunder, the issuance of the Series A Preferred upon conversion of the Notes or the issuance of the Common Stock upon conversion of the Notes or the Series A Preferred or upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Notes or the Warrants hereunder do not require registration or qualification under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Participation Agreement.

     C. MATERIAL SUBSIDIARIES; INVESTMENTS. The attached "Material Subsidiary Schedule" correctly sets forth the name of each Material Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Material Subsidiary. Each Material Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except where the failure to so qualify would not have a material adverse effect on the Company or such Material Subsidiary. Except as set forth on the Material Subsidiary Schedule, all of the outstanding shares of capital stock of each Material Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Material Subsidiary Schedule, neither the Company nor any Material Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

     D. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Notes, the Registration Agreement, the Warrants and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly authorized by the Company. This Agreement, the Registration Agreement, the Notes, the Warrants, the Certificate of Incorporation and all other agreements and instruments contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the attached "Restrictions Schedule," the execution and delivery by the Company of this Agreement, the Notes, the Registration Agreement, the Warrants, and all other agreements and instruments contemplated hereby to which the Company is a party, the offering, sale and issuance of the Notes and the Warrants hereunder, the issuance of the Series A Preferred upon conversion of the Notes, the issuance of the Common Stock upon conversion of the Notes or the Series A Preferred, the issuance of Common Stock upon exercise of Warrants, the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Material Subsidiary, or any law, statute, rule or regulation to which the Company or any Material Subsidiary is subject (including, without limitation, any usury laws applicable to the Notes), or any material agreement, instrument, order, judgment or decree to which the Company or any Material Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Material Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

     E.   FINANCIAL  STATEMENTS.   The  Company has previously furnished to
each Purchaser true and complete copies of the following financial statements:

          (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994 (the "Latest Balance Sheet"), December 31, 1993, and December 31, 1992, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

          (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1995, and the related statements of income and cash flows (or the equivalent) for the three-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     F. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

     G. NO MATERIAL ADVERSE CHANGE. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

     H.   ABSENCE OF CERTAIN DEVELOPMENTS.

     (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Material Subsidiary have

          (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

          (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

          (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

          (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

          (e) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

          (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person;

          (h) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (i) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

          (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate;

          (k) made any charitable contributions or pledges in excess of $50,000 in the aggregate;

          (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance;

          (m) made any Investment in or taken steps to incorporate any Subsidiary; or

          (n) entered into any other material transaction other than in the ordinary course of business.

     (ii) Neither the Company nor any Subsidiary has at any time made any bribes, kickback payments or other illegal payments.

     I. ASSETS. Except as set forth on the attached "Assets Schedule," the Company and each Material Subsidiary have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Material Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Material Subsidiary own, or have a valid leasehold interest in, all material tangible assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

     J.   TAX MATTERS.

     (i) Except as set forth on the attached "Taxes Schedule": the Company and each Subsidiary have filed all material Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company and each Subsidiary in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and each Subsidiary shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1989; except as set forth on the Tax Audit Schedule, no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary nor information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's, any Subsidiary's Tax liability.

     (ii) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary has been or is currently a member of an Affiliated Group, except for the Affiliated Group in which the Company is the parent. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC
Section 6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC Section 280G.

     (iii) "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof. "AFFILIATED GROUP" means any affiliated group as defined in IRC Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

     K.   CONTRACTS AND COMMITMENTS.

     (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits Schedule," neither the Company nor any Subsidiary is a party to or bound by any written or oral:

          (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

          (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

          (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

          (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

          (e) guarantee of any obligation in excess of $50,000 (other than by the Company of a wholly-owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

          (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

          (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

          (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000;

          (i)  assignment,  license,  indemnification   or  agreement  with
     respect   to  any  intangible  property  (including  any  Intellectual
     Property);

          (j) warranty agreement with respect to its services rendered or its products sold or leased;

          (k)  agreement  under   which  it  has  granted  any  Person  any
     registration rights (including demand and piggyback registration rights);

          (l)  sales, distribution or franchise agreement;

          (m) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon 30 days' or less notice without material penalty;

          (n) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

          (o) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000 annually.

     (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable against the Company or the Subsidiary that is a party thereto in accordance with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed on the Contracts Schedule and are not in material default under or in material breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument listed on the Contracts Schedule; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument listed on the Contracts Schedule; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such material obligations; neither the Company nor any Subsidiary has knowledge of any material breach or anticipated material breach by the other parties to any contract, agreement, instrument or commitment listed on the Contracts Schedule.

     (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

     L.   INTELLECTUAL PROPERTY RIGHTS.

     (i) The attached "Intellectual Property Schedule" contains a complete and accurate list of all (a) material patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) material pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary,
(c) material unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the Intellectual Property Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect the material Intellectual Property Rights which they own.

     (ii) Except as set forth on the Intellectual Property Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (c) neither the Company nor any Subsidiary has received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any material Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any material Intellectual Property Rights of other Persons and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been materially infringed, misappropriated or conflicted by other Persons in any material respect. Except as set forth in the Intellectual Property Schedule, the transactions contemplated by this Agreement will have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

     M. LITIGATION, ETC. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Material Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Material Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Material Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); there are no other actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against or affecting the Company or any Subsidiary which if adversely determined would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and neither the Company nor any Material Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit). Neither the Company nor any Subsidiary is subject to any material judgment, order or decree of any court or other governmental agency.

     N. BROKERAGE. Except as set forth on the attached "Brokerage Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     O. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing by the Company with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as expressly contemplated herein or in the exhibits hereto.

     P. INSURANCE. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Material Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Material Subsidiary is in material default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Material Subsidiary has been denied insurance coverage in the past five years. The insurance coverage of the Company and its Material Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Insurance Schedule, the Company and its Material Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

     Q. EMPLOYEES. Except as set forth on the attached "Employees Schedule," the Company is not aware that any executive or key employee of the Company or any Material Subsidiary or any group of employees of the Company or any Material Subsidiary has any plans to terminate employment with the Company or any Material Subsidiary. The Company and each Material Subsidiary have complied in all material respects with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Material Subsidiary has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Material Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Material Subsidiaries, except for agreements between the Company and its present and former employees.

     R.   ERISA.

     (i) MULTIEMPLOYER PLANS. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

     (ii) RETIREE WELFARE PLANS. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

     (iii) DEFINED BENEFIT PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

     (iv) DEFINED CONTRIBUTION PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the ACC Corp. Savings and Retirement Plan (the "Profit Sharing Plan").

     (v) OTHER PLANS. Except as set forth in the "Employee Benefits Schedule", the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such plans and other arrangements are referred to as the "Other Plans."

     (vi) THE  COMPANY.   For purposes  of  this  paragraph  5R,  the  term
"Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

     (vii) PAYMENTS AND ACCRUALS. With respect to the Profit Sharing Plan and the Other Plans (the "Plans"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

     (viii) COMPLIANCE. The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

     (ix) TAX QUALIFICATION. A favorable determination letter from the IRS has been received by the Company with respect to the Profit Sharing Plan as amended to comply with the IRS as in effect up to the Tax Reform Act of 1986 stating that it is a qualified plan under Section 401(a) of the IRC and there are no circumstances which would cause the Profit Sharing Plan to lose such qualified status.

     (x) CORRECT COPIES. The Company has provided the Purchasers with true and complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plans.

     S. COMPLIANCE WITH LAWS. Except as set forth on the attached "Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Except as set forth on the Compliance Schedule, neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("Environmental Laws"). Without limiting the generality of the foregoing,
(i) the Company and each Subsidiary have obtained all material permits, licenses and authorizations required under, and have complied in all material respects with, all Environmental Laws, (ii) no notice has been received by the Company or any Subsidiary regarding any material violation of, or any material claim, liability or corrective or remedial obligation under, any Environmental Laws and (iii) to the Company's knowledge, no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a material liability or corrective or remedial obligation under any Environmental Laws.

     T. SMALL BUSINESS MATTERS. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations,
Section 121.802. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Part A of Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each SBIC Holder at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Notes and the Warrants. Neither the Company nor any Subsidiary presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Notes and the Warrants hereunder for any purpose, for which an SBIC is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations, Section 107.901).

     U. AFFILIATED TRANSACTIONS. Except as set forth on the attached "Affiliated Transactions Schedule," no officer, director, employee, or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

     V.   INVESTMENT  COMPANY.   Neither  the  Company   nor   any  of  its
Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940.

     W. MARGIN SECURITIES. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying "margin securities" within the meaning of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve Board, and no part of the proceeds realized from the sale of the Note shall be used to buy or carry any such margin securities or used in violation of Regulations G, T, U or X.

     X. DISCLOSURE. To the Company's knowledge, neither this Agreement nor any of the exhibits, schedules, attachments or certificates required to be delivered with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchasers by the Company, the Company represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions. There is no fact (other than general economic conditions) which the Company has not disclosed to the Purchasers in writing and which, to the Company's knowledge, has had or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     Y. REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. The Company has furnished the Purchasers with complete and accurate copies of its annual report on Form 10-K for its three most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders. As of their respective filing dates, such reports and filings did not contain any material false statements or any misstatement of any material fact and did not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

     Z. KNOWLEDGE. For purposes of this Agreement, the "knowledge" of the Company means the actual knowledge, after reasonable inquiry, of Richard T. Aab, Francis D.R. Coleman, Michael R. Daley, Arunas A. Chesonis, Michael L. LaFrance, Steve M. Dubnik and Christopher Bantoft.

     Section 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Purchasers hereby represent and warrant that:

     A. ORGANIZATION, POWER AND LICENSES. Each Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization. Each Purchaser possesses all requisite power and authority and all material licenses, permits and authorizations necessary to carry out the transactions contemplated by this Agreement.

     B. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Registration Agreement and all other agreements and instruments contemplated hereby to which the Purchasers are parties, have been duly authorized by each such Purchaser. This Agreement, the Registration Agreement and all other agreements and instruments contemplated hereby to which the Purchasers are parties each constitutes a valid and binding obligation of each such Purchaser, enforceable in accordance with its terms. The execution and delivery by the Purchasers of this Agreement, the Registration Agreement and all other agreements and instruments contemplated hereby to which the Purchasers are parties and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchasers, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of any law, statute, rule or regulation to which any Purchaser is subject, or any material order, judgment or decree to which any Purchaser is subject.

     Section 7.     DEFINITIONS.

     A. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.


          "EVENT OF DEFAULT" has the meaning set forth in the Notes.

          "EVENT OF NONCOMPLIANCE" has the meaning set forth in the Amendment.

          "INDEBTEDNESS"  means at a particular time, without  duplication,
(i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss,
(vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "MATERIAL SUBSIDIARY" means each Subsidiary of the Company set forth on the Material Subsidiary Schedule and any other Subsidiary of the Company which at the time of determination has more than $500,000 of stockholders equity (as determined in accordance with generally accepted accounting principles) or more than $500,000 of intercompany Indebtedness owing to the Company or another Subsidiary.

          "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "POTENTIAL EVENT OF DEFAULT" means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

          "POTENTIAL EVENT OF NONCOMPLIANCE" means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Noncompliance.

          "RESTRICTED SECURITIES" means (i) the Notes and the Warrants issued hereunder, (ii) the Series A Preferred issued upon conversion of the Notes, (iii) the Common Stock issued upon conversion of Notes or the Series A Preferred or upon exercise of the Warrants and (iv) any securities issued with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 8C have been delivered by the Company in accordance with paragraph 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 8C.

          "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

          "SBIC HOLDER" means any holder of Notes, Series A Preferred or Underlying Common Stock that is an SBIC.

          "SBIC REGULATIONS" means the Small Business Investment Company Act of 1958, as amended, and the regulations issued by the Small Business Administration thereunder, 13 CFR 107 and 121, as amended.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "SUBORDINATION AGREEMENT" means the Subordination Agreement, dated as of May 22, 1995, by and among each of the Purchasers, the Company, Manufacturers and Traders Trust Company and Marine Midland Bank.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, 50% or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, joint venture or other business entity, 50% or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a 50% or more ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated 50% or more of limited liability company, partnership, association, joint venture or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Notes or the Series A Preferred or upon exercise of the Warrants and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Notes, Series A Preferred or Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Notes or Series A Preferred or exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Notes or the Series A Preferred or exercise of the Warrants, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

     Section 8.     MISCELLANEOUS.

     A. EXPENSES. The Company shall pay, and hold each Purchaser and all holders of Notes, Warrants and Underlying Common Stock harmless against liability for the payment of, (i) all reasonable documented out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated hereby (including the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement and fees and expenses of their accountants and consultants in connection therewith) which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, it being understood that such reasonable documented out-of-pocket expenses shall not exceed $400,000 in the aggregate, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Notes, the agreements and instruments contemplated hereby, the Certificate of Incorporation (including in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Notes, any shares of Series A Preferred issuance upon conversion of the Notes or any shares of Common Stock issuable upon conversion of Notes or the Series A Preferred or exercise of the Warrants and (iv) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the Notes, the agreements or instruments contemplated hereby, the Certificate of Incorporation, or the Warrants.

     B. REMEDIES. Each holder of Notes, Series A Preferred and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Notes and the Amendment and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     C. PURCHASER'S INVESTMENT REPRESENTATIONS. Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on May 22, 1995, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Note and Warrant Purchase Agreement, dated as of May 22, 1995 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

     D. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes and a majority of the outstanding shares of Series A Preferred; provided that if there are no Notes or shares of Series A Preferred outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Notes, Series A Preferred, Warrants or Underlying Common Stock or any delay in exercising any rights hereunder or under the Notes, the Warrants or the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes, Series A Preferred or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Notes, Series A Preferred or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

     E. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of the knowledge of any Purchaser or any investigation made by any Purchaser or on its behalf, and neither the knowledge of, nor any investigation by, any Purchaser shall affect the occurrence or existence of a breach of any representation or warranty contained herein as of the Closing.

     F. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Notes, Series A Preferred, Warrants or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Notes, such Series A Preferred, such Warrants or such Underlying Common Stock.

     G. CAPITAL AND SURPLUS; SPECIAL RESERVES. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Series A Preferred issued upon conversion of the Notes shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of a majority of the outstanding Series A Preferred.

     H. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     I. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     J. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     K. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     L. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

                    ACC Corp.
                    400 West Avenue
                    Rochester, NY  14611
                    Attention:  Chief Executive Officer

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     M.   CONSIDERATION  FOR WARRANTS.   The  Purchasers  and  the  Company
acknowledge and agree that the fair market value of the Notes issued hereunder is $9,790,000 and the fair market value of the Closing Warrants issued hereunder is $200,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Springing Warrants shall be allocated as set forth in paragraph 1B hereof. Each Purchaser and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

     N. UNDERSTANDING AMONG THE PURCHASERS. The determination of each Purchaser to purchase the Notes and the Warrants pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that Fleet Equity Partners has not acted as an agent of such Purchaser in connection with making its investment hereunder and that Fleet Equity Partners shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

     O. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     P. INDEMNIFICATION. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Notes and Warrants hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of Notes or Warrants and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes and Warrants or (b) the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, except for any such Indemnified Liabilities arising on account of the particular Indemnitee's gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     Q. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Purchasers hereunder or under the Notes or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     R. SUBORDINATION. The Purchasers and all other holders of the Notes agree to enter into any new subordination agreement in replacement of or substitution for the Subordination Agreement in connection with the refunding or refinancing of the Indebtedness owing the Senior Creditors (as defined in the Subordination Agreement) so long as such new subordination agreement is substantially similar to the Subordination Agreement.

                         *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                   ACC CORP.


                                   By /s/ Michael R. Daley

                                   Its EVP and CFO


                                   FLEET VENTURE RESOURCES, INC.

                                   By /s/ Robert M. Van Degna
                                   Its President


                                   FLEET EQUITY PARTNERS VI, L.P.

                                   By Silverado IV Corp.
                                   Its General Partner

                                   By /s/ Robert M. Van Degna
                                   Its President


                                   CHISHOLM PARTNERS II, L.P.

                                   By Silverado II, L.P.
                                   Its General Partner

                                   By Silverado II, Corp.
                                   Its General Partner

                                   By /s/ Robert M. Van Degna
                                   Its President

                                      SCHEDULE OF PURCHASERS


                                                                          Number of
                                                         Purchase       Shares Under      Purchase      Purchase
                                        Principal          Price           Closing        Price for     Price for        Total
             Names and                  Amount of           for           WARRANTS         Closing      Springing      Purchase
             ADDRESSES                    NOTES            NOTES                          WARRANTS      WARRANTS         PRICE
Fleet Venture Resources, Inc.       $ 7,200,000      $ 7,048,800        72,000          $144,000       $ 7,200      $ 7,200,000
c/o Fleet Equity Partners
Mail Stop:  RI MO 227
111 Westminster Street
Providence, RI  02903
Attn:  Robert Van Degna

Fleet Equity Partners VI, L.P.      $ 1,800,000      $ 1,762,200        18,000            36,000       $ 1,800        1,800,000
c/o Fleet Equity Partners
Mail Stop:  RI MO 227
111 Westminster Street
Providence, RI  02903
Attn:  Robert Van Degna

Chisholm Partners II, L.P.          $ 1,000,000      $   979,000        10,000            20,000       $ 1,000        1,000,000
c/o Fleet Equity Partners
Mail Stop:  RI MO 227
111 Westminster Street
Providence, RI  02903
Attn:  Robert Van Degna

TOTAL                               $10,000,000      $ 9,790,000           100,000      $200,000       $10,000       $10,000,000

                              LIST OF EXHIBITS



Exhibit A - Form of Note
Exhibit B - Form of Closing Warrant
Exhibit C - Form of Amendment to Certificate of Incorporation
Exhibit D - Form of Certificate of Designation
Exhibit E - Form of Registration Agreement
Exhibit F - Form of Participation Agreement
Exhibit G - Form of Opinion of Company's Counsel
Exhibit H - Form of Springing Warrant

The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedules or exhibits to this agreement upon request.

                        LIST OF DISCLOSURE SCHEDULES



                      Capitalization Schedule
                      Material Subsidiary Schedule
                      Restrictions Schedule
                      Liabilities Schedule
                      Developments Schedule
                      Assets Schedule
                      Taxes Schedule
                      Tax Audit Schedule
                      Contracts Schedule
                      Intellectual Property Schedule
                      Litigation Schedule
                      Brokerage Schedule
                      Consents Schedule
                      Insurance Schedule
                      Employees Schedule
                      Employee Benefits Schedule
                      Compliance Schedule
                      Affiliated Transactions Schedule

The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedules or exhibits to this agreement upon request.